Exhibit 99.B(d)(6)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Acadian Asset Management LLC

As of July 13, 2006, as amended March 29, 2010, January 6, 2012, June 30, 2015, September 15,
2015, June 30, 2016 and April 10, 2025

SEI INSTITUTIONAL MANAGED TRUST

Sub-Advisory Services

Global Managed Volatility Fund
U.S. Managed Volatility Fund

Sub-Advisory Services Pursuant to a Model Portfolio

Tax-Managed International Managed Volatility Fund

Tax-Managed Managed Volatility Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Acadian Asset Management LLC

As of July 13, 2006, as amended March 29, 2010, January 6, 2012, June 30, 2015, September 15,
2015, June 30, 2016 and April 10, 2025

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Global Managed Volatility Fund and Tax-Managed International Managed Volatility Fund

The fee schedule below will be applied to the average daily value of the Assets of the SEI Institutional Managed Trust Global Managed Volatility Fund and Tax-Managed International Managed Volatility Fund and the average daily value of the Assets of any other international/global managed volatility equity SEI mutual fund or account (each an “International/Global Managed Volatility Equity Fund”, collectively the “International/Global Managed Volatility Equity Funds”) to which the Sub-Advisor may now or in the future provide investment advisory/sub-advisory services. Each International/Global Managed Volatility Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International/Global Managed Volatility Equity Funds managed by Sub-Advisor (as set forth below).

[REDACTED]

As of the effective date of this amendment the International/Global Managed Volatility Equity Funds are as follows:

•     SEI Institutional Managed Trust Global Managed Volatility Fund;

•     SEI Institutional Managed Trust Tax-Managed International Managed Volatility Fund;

•     SEI Institutional Investments Trust Global Managed Volatility Fund;

•     SEI GMF The SEI Global Managed Volatility Fund; and

•     Global Managed Volatility Fund (SEI Canada).

U.S. Managed Volatility Fund and Tax-Managed Managed Volatility Fund

The fee schedule below will be applied to the average daily value of the Assets of the SEI Institutional Managed Trust U.S. Managed Volatility Fund and Tax-Managed Managed Volatility Fund and the average daily value of the Assets of any other U.S. managed volatility SEI mutual fund or account (each an “U.S. Managed Volatility Fund”, collectively the “U.S. Managed Volatility Funds”) to which the Sub-Advisor may now or in the future provide investment advisory/sub-advisory services. Each U.S. Managed Volatility Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the U.S. Managed Volatility Funds managed by Sub-Advisor (as set forth below).

[REDACTED]

As of the effective date of this amendment the U.S. Managed Volatility Funds are as follows:

•     SEI Institutional Managed Trust U.S. Managed Volatility Fund;

•     SEI Institutional Managed Trust Tax-Managed Managed Volatility Fund; and

•     SEI Institutional Investments Trust U.S. Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation		Acadian Asset Management LLC

By:	/s/ James Smigiel	By:	/s/ Ted Noon

Name:	James Smigiel	Name:	Ted Noon

Title:	Chief Investment Officer	Title:	Chief Marketing Officer

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